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                                                                    EXHIBIT 99.2



                           Certification of Treasurer


         The undersigned Treasurer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.



                                            /s/ Shirley L. Tyler

                                            Shirley L. Tyler
                                            Treasurer


Date: May 9, 2003